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                                                                    Exhibit 23.1


                    INDEPENDENT AUDITORS' REPORT AND CONSENT


The Board of Directors
International Steel Group Inc.:

The audit referred to in our report dated March 7, 2003, except as to note 6 which is as of April 2, 2003, included the related financial statement schedule for the period from inception, February 22, 2002, through December 31, 2002, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP


Cleveland, Ohio
November 25, 2003